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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-45182) pertaining to the Lantronix, Inc. 1993 Incentive Stock Option Plan, 1994 Nonstatutory Stock Option Plan, 2000 Stock Plan, 2000 Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-54870) pertaining to the United States Software Corporation 2000 Stock Plan and the Registration Statement (Form S-8 No. 333-63000) pertaining to the Lightwave Communications, Inc. 2001 Stock Plan of our reports dated August 8, 2001 (except for Note 1 Revenue Recognition, and Notes 2 and 12, as to which the date is June 19, 2002, with respect to the restated consolidated financial statements and schedule of Lantronix, Inc. included in the Annual Report (Form 10-K/A - Amendment No. 1) for the year ended June 30, 2001.


                                             /s/ Ernst & Young LLP

Orange County, California
June 19, 2002